SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the "AGREEMENT") is made this ___ day of December, 2021 (the "EFFECTIVE DATE") between Petrolia Energy Corporation ("INDEMNITOR") and Argonaut Insurance Company ("SURETY") (collectively the "PARTIES"), by and through themselves and/or their undersigned authorized representatives, who hereby enter into this AGREEMENT under the following circumstances.

RECITALS

WHEREAS, INDEMNITOR entered into an indemnity agreement dated the 4th day of October, 2016 (the "INDEMNITY AGREEMENT"), in favor of SURETY to, amongst other things, indemnify SURETY for any and all losses and or expenses incurred in connection with Bond Nos. SUR0038623 and SUR0038641 (the "BONDS"), which was issued by SURETY, as surety, in favor of the State of New Mexico Oil Conservation Division of Energy, Minerals and Natural Resources Department and the Texas Railroad Commission as obligees, respectively, on projects in the states of Texas and New Mexico (collectively, the "PROJECTS");

WHEREAS, SURETY incurred a loss of at least $50,000.00 on the BONDS;

WHEREAS, SURETY demanded that INDEMNITOR discharge SURETY from its obligations in connection with the Indemnity Agreement and its performance offered to obligees (the "INDEMNITY DEMAND");

WHEREAS, on October 25, 2017, SURETY filed suit in the 11th District Court of Harris County, Texas in the case styled as *Argonaut Insurance Company v. Petrolia Energy Company*, Cause No. 2017-71934;

WHEREAS, on March 6, 2018, the District Court issued Final Judgment on behalf of SURETY in the principal amount of $50,000.00 and the sum of $2,748.50 in attorneys' fees.

NOW THEREFORE, in consideration of the above, the PARTIES hereby agree as follows:

1. Consideration. INDEMNITOR shall pay to SURETY the sum of $15,000, to be paid in one lump sump on or before December 31, 2021.
2. Manner of Payment. Payment shall be made by cashier's check or certified funds made payable to "Argonaut Insurance Company", and delivered to the attention of Ryan D. Dry (surety rep) at KREBS FARLEY & DRY, PLLC, 909 18th Street, Plano. Texas 75074. Each PARTY is to be responsible for their own costs and fees, except as provided herein or the Confession of Judgment.
3. Limited Release. Upon completion of the events set forth in Paragraphs 1-2 above, SURETY hereby releases INDEMNITOR and each of its respective predecessors, successors and assigns and each of its respective past and present, direct and indirect, subsidiaries, parents, and affiliated entities, and each of their respective past and present

employees, insurers, attorneys in fact, attorneys at law, representatives, officers, directors, shareholders, partners and joint ventures, from all claims, counter claims, cross-claims, affirmative defenses, and offsets, known or unknown, brought or that could have been brought, arising out of the INDEMNITY DEMAND. The release, however, has no effect on the ongoing liability of the parties under the INDEMNITY AGREEMENT, which shall remain in full force and effect.

4. Intention of SURETY. It is the intention of SURETY that this AGREEMENT shall be effective as a full and final accord and satisfactory release of each and every of the claims that SURETY has or may have against INDEMNITOR, which are related and/or arise from in any way to the INDEMNITY DEMAND.

5. Release and Satisfaction of Judgment. Upon receipt of INDEMNITOR'S consideration as detailed in the Paragraphs 1-2, SURETY shall contact the Harris Country Court and file a Satisfaction and Release of the Judgment from March 6, 2018.

6. Ownership of Claims. SURETY warrants and represents that it is the only person or entity having any interest in any of the matters herein released, and that none of such claims, causes of action, costs or demands, or any part thereof, have been assigned, granted or transferred in any way to any other persons or entities.

7. Severability. If any term of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, then this AGREEMENT, including all of the remaining terms will remain in full force and effect as if such invalid or unenforceable term had never been included.

8. Entire Agreement. The terms and conditions set forth herein, constitute the entire agreement between the PARTIES and supersede any communications or previous agreements with respect to the subject matter hereof. There are no written or oral understandings directly or indirectly related to this AGREEMENT that are not set forth herein.

9. Attorneys' Fees and Costs. In the event of a breach of this AGREEMENT by either PARTY, the prevailing party shall be entitled to an award of reasonable attorneys' fees and cost incurred to enforce this AGREEMENT in any court or arbitration proceeding.

10. Governing Law. This AGREEMENT shall be construed and enforced according to the laws of the State of Texas.

11. Modification. This AGREEMENT shall not be modified by any PARTY by oral representation made before or after the execution of this AGREEMENT. All modifications must be in writing and signed by the PARTIES.

12. Counterparts. This AGREEMENT may be executed in multiple counterparts each of which shall be deemed an original AGREEMENT, and all of which shall constitute one AGREEMENT. The PARTIES agree that a facsimile signature of the AGREEMENT shall have the same force and effect as an original signature.

I HEREBY CERTIFY THAT I HAVE READ ALL OF THIS AGREEMENT AND FULLY UNDERSTAND ALL OF THE SAME, AND THAT I AM FULLY AUTHORIZED TO EXECUTE THIS AGREEMENT ON BEHALF OF THE PARTY WHOSE NAME APPEARS OVER MY SIGNATURE. IN WITNESS WHEREOF I HAVE EXECUTED THE AGREEMENT ON THE DATE SET FORTH TO THE LEFT OF MY SIGNATURE.

[Signature Pages Follow]

PETROLIA ENERGY CORPORATION

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[signature]

MARK M. ALLEN
[Printed Name]

CEO
[Title]

State of TEXAS)
)
County of FORT BEND)

Subscribed and sworn to before me on the 30 day of DECEMBER, 2021, by MARK ALLEN of PETROLIA ENERGY CORP., who warranted full authority to execute this Agreement.

BARRETT KOERSELMAN
Notary ID #133360281
My Commission Expires
September 28, 2025

NOTARY PUBLIC STATE OF TEXAS

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Notary Public

My Commission Expires:

09/28/2025

ARGONAUT INSURANCE COMPANY

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[signature]

____

[Printed Name]

____

[Title]

State of ______________)
)
County of ______________)

Subscribed and sworn to before me on the ____ day of __________, 20___, by ___________ of ______________________, who warranted full authority to execute this Agreement.

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Notary Public

My Commission Expires:

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